Exhibit 99.1

Icahn Enterprises L.P. Reports First Quarter 2023 Financial Results

•	For the three months ended March 31, 2023, net loss attributable to Icahn Enterprises was $270 million, or a loss of $0.75 per depositary unit. For the three months ended March 31, 2022, net income attributable to Icahn Enterprises was $323 million, or $1.06 per depositary unit. For the three months ended March 31, 2023, Adjusted EBITDA attributable to Icahn Enterprises was $116 million compared to $616 million for the three months ended March 31, 2022

•	Indicative Net Asset Value was relatively flat at $5.6 billion as of March 31, 2023 and December 31, 2022. The change in indicative net asset value includes, among other things, changes in the fair value of certain subsidiaries which are not included in our GAAP earnings

•	Board approves quarterly distribution of $2.00 per depositary unit (the 72nd consecutive quarterly distribution since 2005)

Sunny Isles Beach, Fla, May 10, 2023 - Icahn Enterprises L.P. (Nasdaq:IEP) is reporting revenues of $2.6 billion and net loss attributable to Icahn Enterprises of $270 million, or a loss of $0.75 per depositary unit, for the three months ended March 31, 2023. For the three months ended March 31, 2022, revenues were $4.1 billion and net income attributable to Icahn Enterprises was $323 million, or $1.06 per depositary unit. Adjusted EBITDA attributable to Icahn Enterprises was $116 million for the three months ended March 31, 2023, compared to $616 million for the three months ended March 31, 2022.

For the three months ended March 31, 2023, indicative net asset value was relatively flat at $5.6 billion compared to December 31, 2022. The change in indicative net asset value includes, among other things, changes in the fair value of certain subsidiaries which are not included in our GAAP earnings reported above.

 On May 9, 2023, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $2.00 per depositary unit, which will be paid on or about June 30, 2023, to depositary unitholders of record at the close of business on May 22, 2023. Depositary unitholders will have until June 20, 2023, to make a timely election to receive either cash or additional depositary units. If a unitholder does not make a timely election, it will automatically be deemed to have elected to receive the distribution in additional depositary units. Depositary unitholders who elect to receive (or who are deemed to have elected to receive) additional depositary units will receive units valued at the volume weighted average trading price of the units during the five consecutive trading days ending June 27, 2023. Icahn Enterprises will make a cash payment in lieu of issuing fractional depositary units to any unitholders electing to receive (or who are deemed to have elected to receive) depositary units.

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Icahn Enterprises L.P., a master limited partnership, is a diversified holding company owning subsidiaries currently engaged in the following continuing operating businesses: Investment, Energy, Automotive, Food Packaging, Real Estate, Home Fashion and Pharma.

Caution Concerning Forward-Looking Statements

This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to the severity, magnitude and duration of the COVID-19 pandemic and its impact on the global economy, financial markets and industries in which our subsidiaries operate; the impacts from the Russia/Ukraine conflict, including economic volatility and the impacts of export controls and other economic sanctions, risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, declines in the fair value of our investments as a result of the COVID-19 pandemic, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended, or to be taxed as a corporation; risks related to short sellers and associated litigation and regulatory inquiries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, declines in global demand for crude oil, refined products and liquid transportation fuels as a result of the COVID-19 pandemic, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to the success of the proposed spin-off of the fertilizer business; risks related to our automotive activities and exposure to adverse conditions in the automotive industry, including as a result of the COVID-19 pandemic and the Chapter 11 filing of our automotive parts subsidiary; risks related to our food packaging activities, including competition from better capitalized competitors, inability of our suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; supply chain issues; inflation, including increased costs of raw materials and shipping, including as a result of the Russia/Ukraine conflict; interest rate increases; labor shortages and workforce availability; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Additionally, there may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward-looking statements. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,

	2023	2022

	(in millions, except per unit amounts)
Revenues:
Net sales	$2,758	$2,968
Other revenues from operations	187	168
Net (loss) gain from investment activities	(443)	939
Interest and dividend income	171	42
Other loss, net	(32)	(24)
	2,641	4,093
Expenses:
Cost of goods sold	2,260	2,538
Other expenses from operations	158	137
Selling, general and administrative	229	301
Loss on deconsolidation of subsidiary	226	—
Interest expense	142	134
	3,015	3,110
(Loss) income before income tax benefit (expense)	(374)	983
Income tax benefit (expense)	16	(98)
Net (loss) income	(358)	885
Less: net (loss) income attributable to non-controlling interests	(88)	562
Net (loss) income attributable to Icahn Enterprises	$(270)	$323

Net (loss) income attributable to Icahn Enterprises allocated to:
Limited partners	$(265)	$317
General partner	(5)	6
	$(270)	$323

Basic (loss) income per LP unit	$(0.75)	$1.08
Basic weighted average LP units outstanding	354	294

Diluted (loss) income per LP unit	$(0.75)	$1.06
Diluted weighted average LP units outstanding	354	299
Distributions declared per LP unit	$2.00	$2.00

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2023	2022

	(in millions, except unit amounts)
ASSETS
Cash and cash equivalents	$2,608	$2,337
Cash held at consolidated affiliated partnerships and restricted cash	2,481	2,549
Investments	6,637	6,809
Due from brokers	6,314	7,044
Accounts receivable, net	527	606
Related party notes receivable, net	207	—
Inventories, net	1,097	1,531
Property, plant and equipment, net	3,986	4,038
Derivative assets, net	363	812
Goodwill	288	288
Intangible assets, net	517	533
Other assets	1,244	1,367
Total Assets	$26,269	$27,914
LIABILITIES AND EQUITY
Accounts payable	$774	$870
Accrued expenses and other liabilities	2,646	1,981
Deferred tax liabilities	336	338
Derivative liabilities, net	608	691
Securities sold, not yet purchased, at fair value	5,654	6,495
Due to brokers	664	885
Debt	7,091	7,096
Total liabilities	17,773	18,356

Equity:
Limited partners: Depositary units: 356,967,535 units issued and outstanding at March 31, 2023 and 353,572,182 units issued and outstanding at December 31, 2022	3,854	4,647
General partner	(763)	(747)
Equity attributable to Icahn Enterprises	3,091	3,900
Equity attributable to non-controlling interests	5,405	5,658
Total equity	8,496	9,558
Total Liabilities and Equity	$26,269	$27,914

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA and Adjusted EBITDA. EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non-operational charges. We present EBITDA and Adjusted EBITDA on a consolidated basis and on a basis attributable to Icahn Enterprises net of the effects of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	do not reflect changes in, or cash requirements for, our working capital needs; and
•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA  differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA and Adjusted EBITDA  do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the depositary units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The Nasdaq Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the depositary units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

	March 31,	December 31,
	2023	2022

	(in millions)(unaudited)
Market-valued Subsidiaries and Investments:
Holding Company interest in Investment Funds(1)	$4,013	$4,184
CVR Energy(2)	2,334	2,231
Total market-valued subsidiaries and investments	$6,347	$6,415

Other Subsidiaries:
Viskase(3)	$285	$243
Real Estate Holdings(1)(4)	457	455
WestPoint Home(1)	161	156
Vivus(1)	237	241

Automotive Services(5)	573	490
Automotive Parts(1)(6)	-	381
Automotive Owned Real Estate Assets(7)	831	831
Icahn Automotive Group	1,404	1,702

Total other subsidiaries	$2,544	$2,797
Add: Other Holding Company net assets(8)	130	20
Indicative Gross Asset Value	$9,021	$9,232
Add: Holding Company cash and cash equivalents(9)	1,868	1,720
Less: Holding Company debt(9)	(5,309)	(5,309)
Indicative Net Asset Value	$5,580	$5,643

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied, is made as to the accuracy and correctness of Indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Represents GAAP equity attributable to us as of each respective date.
(2)	Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3)	Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the three months ended March 31, 2023 and December 31, 2022.

(4)	Subsequent to March 31, 2023, a significant tenant of a commercial high-rise property was notified of default for non-payment. The tenant stated they are unable to cure the default status and the lease has been terminated. We consider this default, along with other facts and circumstances, a triggering event for potential impairment and we will assess this long-lived asset for any non-cash impairment charges during the second quarter of 2023. As of March 31, 2023, this property had a NAV of $218 million and any potential impairment cannot be estimated at this time.
(5)	Amounts based on market comparables due to lack of material trading volume, valued at 14.0x Adjusted EBITDA for the three months ended March 31, 2023 and December 31, 2022.
(6)	On January 31, 2023, a subsidiary of Icahn Automotive, IEH Auto Parts Holding LLC and its subsidiaries (“Auto Plus”), an aftermarket parts distributor held within our Automotive segment, filed voluntary petitions in the United States Bankruptcy Court. As a result, IEP deconsolidated Auto Plus, writing down its remaining equity interest to zero which is offset by the recognition of a $188 million related party note receivable which is reflected in Other Holding Company net assets. The total impact to NAV for Q1 2023 was a reduction of $193 million.
(7)	Management performed a valuation on the owned real-estate with the assistance of third-party consultants to estimate fair-market-value. This analysis utilized property-level market rents, location level profitability, and utilized prevailing cap rates ranging from 6.8% to 8.0% as of March 31, 2023 and December 31, 2022. The valuation assumed that triple net leases are in place for all the locations at rents estimated by management based on market conditions. There is no assurance we would be able to sell the assets on the timeline or at the prices and lease terms we estimate. Different judgments or assumptions would result in different estimates of the value of these real estate assets. Moreover, although we evaluate and provide our Indicative Net Asset Value on a regular basis, the estimated values may fluctuate in the interim, so that any actual transaction could result in a higher or lower valuation.
(8)	Holding Company's balance as of each respective date, excluding non-cash deferred tax assets or liabilities. With respect to March 31, 2023, the distribution payable was adjusted to $70 million, which represents the actual distribution paid subsequent to March 31, 2023.
(9)	Holding Company’s balance as of each respective date.

	Three Months Ended March 31,

	2023	2022
Adjusted EBITDA
Net (loss) income	($358)	$885
Interest expense, net	115	132
Income tax (benefit) expense	(16)	98
Depreciation and amortization	122	122
EBITDA before non-controlling interests	(137)	1,237
Loss on deconsolidation of subsidiary	226	-
Gain on disposition of assets, net	-	(2)
Transformation losses	9	16
Net loss on extinguishment of debt	-	1
Out of period adjustments	6	-
Other	7	-
Adjusted EBITDA before non-controlling interests	$111	$1,252

Adjusted EBITDA attributable to IEP
Net (loss) income	($270)	$323
Interest expense, net	83	103
Income tax expense	(30)	90
Depreciation and amortization	86	85
EBITDA attributable to IEP	(131)	601
Loss on deconsolidation of subsidiary	226	-
Gain on disposition of assets, net	-	(2)
Transformation losses	9	16
Net loss on extinguishment of debt	-	1
Out of period adjustments	6	-
Other	6	-
Adjusted EBITDA attributable to IEP	$116	$616

Investor Contact:

Ted Papapostolou, Chief Financial Officer

(305) 422-4100